Exhibit 21.1

Innovex International, Inc.

List of Subsidiaries

As of January 13, 2025

Innovex Downhole Solutions, LLC (Delaware)

Downhole Well Solutions, LLC (Texas)

Innovex Saudi Arabia Oil Tools Limited (Saudi Arabia)

Alpha Oil Tools S.A. (Argentina)

Innovex Colombia S.A.S. (Colombia)

Innovex Downhole Solutions Mexico, S.A. de C.V. (Mexico)

Innovex Downhole Solutions, LLC (Ecuador) Branch (Ecuador Branch)

Innovex SPC (Oman)

Rubicon Oilfield International AS (Norway)

Rubicon Oilfield International Ltd. (BVI)

Rubicon Oilfield International S.A.S. (Argentina)

Rubicon Oilfield International UK Ltd. (Scotland)

Tercel IP Ltd. (BVI)

Tercel NASM Ltd. (BVI)

Innovex MENA Ltd. (BVI)

Innovex MENA Ltd. (DMCC Branch) (UAE)

Tercel Oilfield Products USA, L.L.C. (Texas)

Tercel APAC Holdings Ltd. (BVI)

Tercel ECAF Holdings Ltd. (BVI)

Innovex Canada ULC (Alberta)

1701054 Alberta Ltd. (Alberta)

Dril-Quip Holdings Pty. Ltd (Australia)

Dril-Quip do Brasil Ltda. (Brazil)

Redco Equipment Sales ULC (Alberta)

Dril-Quip Oilfield Services (Tianjin) Co., Ltd. (China)

Dril-Quip Foreign Interests LLC (Delaware)

Dril-Quip Holdings LLC (Delaware)

Dril-Quip International LLC (Delaware)

Dril-Quip Investments LLC (Delaware)

Dril-Quip Venezuela LLC (Delaware)

TIW International LLC (Delaware)

TIWEC, S.A. (Ecuador)

Dril-Quip Egypt for Petroleum Services S.A.E. (Egypt)

Dril-Quip (Ghana) Ltd. (Ghana)

Dril-Quip Cross Ghana Limited (Ghana)

PT. DQ Oilfield Services Indonesia (Indonesia)

Dril-Quip Cote d’Ivoire SARL (Ivory Coast)

Dril-Quip TIW Mexico S. de R.L. de C.V. (Mexico)

Dril-Quip Namibia (Pty) Limited (Namibia)

Dril-Quip B.V. (Netherlands)

Dril-Quip (Nigeria) Ltd (Nigeria)

Dril-Quip Qatar LLC (Qatar)

Dril-Quip TIW Saudi Arabia LLC (Saudi Arabia)

Dril-Quip (Europe) Limited (Scotland)

Dril-Quip UK Canada Holdco Ltd. (Scotland)

Dril-Quip UK Holdco Ltd. (Scotland)

Dril-Quip Asia Pacific Pte Ltd (Singapore)

TIW Corporation (Texas)

Honing, Inc. (Texas)

TIW Hunshare, LLC (Texas)

The Technologies Alliance, Inc. (Texas)

Dril-Quip Venezuela S.C.A. (Venezuela)

Dril-Quip (Europe) Limited (Scotland) – Norway Branch

Dril-Quip (Europe) Limited (Scotland) – Netherlands Branch

Dril-Quip (Europe) Limited (Scotland) – Denmark Branch

Dril-Quip (Europe) Limited (Scotland) – Azerbaijan Branch

Dril-Quip Asia Pacific Pte Ltd (Singapore) – India Rep Office

Dril-Quip Oilfield Services (Tianjin) Co., Ltd. (China) – Registered Branch in Shenzen

Dril-Quip Oilfield Services (Tianjin) Co., Ltd. (China) – Registered Branch in Beijing

TIW de Venezuela S.A. (Venezuela) – Ecuador Branch

TIW International LLC (Delaware) – Singapore Branch

Innovex International, Inc. (Delaware) – Suriname Branch